Exhibit 99.1

AM Oil Resources & Technology New Company Brochure Available on the Company’s Website

VALENCIA, CALIFORNIA, January 23, 2009 (BUSINESSWIRE) – AM Oil Resources & Technology Inc., (OTC:BB: AMOR.OB) announce today that it has created a new company brochure to provide the public and its current shareholders with additional detailed information related to the Company and the oil and gas market where it conducts business.

According to Anthony K. Miller, CEO, “Our brochure can be found on the home page of the Company’s website @ www.am-oil.com. We recognize the potential application of our technologies in the oil and gas industry is significant. Our patent and patent pending technologies are designed to enhance profitability of oil and gas wells worldwide. The brochure profiles the need for our technology and how optimum recovery is achieved. Our objective is to provide the public with a broader understanding of our goals. For those individuals who would like to continue to receive information on the Company and its progress there is a clickable “contact us” button located on our site for additional information. We will make every effort to provide additional information to every inquirer; further commented Miller”.

About AM Oil Resources & Technology Inc.:

Our mission is to use sell and produce our patent and patent pending technologies, providing environmentally safe and cost-effective apparatus designed to maximize oil production in oil fields, in both domestic and international markets. To provide solutions to the world with technology that will recover crude oil that would otherwise remain in the ground forever. By utilizing proper development, partnership and strategic alliances, we will attain this goal. Our website is: www.am-oil.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act: This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of AM Oil Resources & Technology Inc and related companies (hereafter collectively referred to as "the Company," "we," "our" or "us") to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The words or phrases "would be," "may allow," "intends to," "may likely," "are expected to," "may continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) intense competition in the oil and gas sector; (b) whether we are able to manage our planned growth efficiently, including whether our management will be able to identify, hire, train, retain, motivate, and manage required personnel or that management will be able to manage and exploit existing and potential market opportunities successfully; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations. Any agreements and event coverage should not be construed by any means whatsoever as having any impact on or a reflection of the Company's future stock price or future financial results.

Contact: Philip Morgan
info@am-oil.com
800-646-6570